                                                                     EXHIBIT 2.1
                                                                     -----------

                                                                  CONFORMED COPY




================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                    SIEMENS NIXDORF INFORMATIONSSYSTEME AG,

                  SIEMENS NIXDORF MID-RANGE ACQUISITION CORP.

                                      AND

                         PYRAMID TECHNOLOGY CORPORATION


                          DATED AS OF JANUARY 20, 1995



================================================================================

                               TABLE OF CONTENTS

                                                                          PAGE


                                   ARTICLE I

                                   THE OFFER
                                   ---------

     SECTION 1.01.  The Offer...........................................  1
                    ---------
     SECTION 1.02.  Company Action......................................  3
                    --------------


                                   ARTICLE II

                                   THE MERGER
                                   ----------

     SECTION 2.01.  The Merger..........................................  5
                    ----------
     SECTION 2.02.  Effective Time; Closing.............................  5
                    -----------------------
     SECTION 2.03.  Effect of the Merger................................  5
                    --------------------
     SECTION 2.04.  Certificate of Incorporation; By-laws...............  5
                    -------------------------------------
     SECTION 2.05.  Directors and Officers..............................  6
                    ----------------------
     SECTION 2.06.  Conversion of Securities............................  6
                    ------------------------
     SECTION 2.07.  ....................................................  6
     SECTION 2.08.  Dissenting Shares...................................  8
                    -----------------
     SECTION 2.09.  Surrender of Shares; Stock Transfer Books...........  8
                    -----------------------------------------


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     SECTION 3.01.  Organization and Qualification; Subsidiaries........  9
                    --------------------------------------------
     SECTION 3.02.  Certificate of Incorporation and By-laws............ 10
                    ----------------------------------------
     SECTION 3.03.  Capitalization...................................... 10
                    --------------
     SECTION 3.04.  Authority Relative to this Agreement................ 11
                    ------------------------------------
     SECTION 3.05.  No Conflict; Required Filings and Consents.......... 11
                    ------------------------------------------
     SECTION 3.06.  Compliance.......................................... 12
                    ----------
     SECTION 3.07.  SEC Filings; Financial Statements................... 13
                    ---------------------------------
     SECTION 3.08.  Absence of Certain Changes or Events................ 14
                    ------------------------------------
     SECTION 3.09.  Absence of Litigation............................... 14
                    ---------------------
     SECTION 3.10.  Employee Benefit Plans.............................. 15
                    ----------------------
     SECTION 3.11.  Offer Documents; Schedule 14D-9; Proxy Statement.... 17
                    ------------------------------------------------
     SECTION 3.12.  Real Property and Leases............................ 18
                    ------------------------
     SECTION 3.13.  Trademarks, Patents and Copyrights.................. 18
                    ----------------------------------
     SECTION 3.14.  Environmental Matters............................... 19
                    ---------------------
     SECTION 3.15.  Brokers............................................. 20
                    -------
     SECTION 3.16.  Amendment to Rights Agreement....................... 20
                    -----------------------------

                                                                         PAGE

     SECTION 3.17.  Offer Conditions.................................... 20
                    ----------------
     SECTION 3.18.  Agreements.......................................... 20
                    ----------
     SECTION 3.19.  Opinion of Financial Advisor........................ 21
                    ----------------------------
     SECTION 3.20.  Insurance........................................... 21
                    ---------


                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
            ------------------------------------------------------

     SECTION 4.01.  Corporate Organization.............................. 22
                    ----------------------
     SECTION 4.02.  Authority Relative to this Agreement................ 22
                    ------------------------------------
     SECTION 4.03.  No Conflict; Required Filings and Consents.......... 22
                    ------------------------------------------
     SECTION 4.04.  Financing........................................... 23
                    ---------
     SECTION 4.05.  Offer Documents; Proxy Statement.................... 23
                    --------------------------------
     SECTION 4.06.  Brokers............................................. 23
                    -------


                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER
                    --------------------------------------

     SECTION 5.01.  Conduct of Business by the Company Pending the
                    ----------------------------------------------
                    Merger.............................................. 24
                    ------


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

     SECTION 6.01.  Stockholders' Meeting............................... 26
                    ---------------------
     SECTION 6.02.  Proxy Statement..................................... 26
                    ---------------
     SECTION 6.03.  Company Board Representation; Section 14(f)......... 27
                    -------------------------------------------
     SECTION 6.04.  Access to Information; Confidentiality.............. 28
                    --------------------------------------
     SECTION 6.05.  No Solicitation of Transactions..................... 28
                    -------------------------------
     SECTION 6.06.  Employee Benefits Matters........................... 29
                    -------------------------
     SECTION 6.07.  Directors' and Officers' Indemnification and
                    --------------------------------------------
                    Insurance........................................... 29
                    ---------
     SECTION 6.08.  Notification of Certain Matters..................... 30
                    -------------------------------
     SECTION 6.09.  Further Action; Reasonable Best Efforts............. 30
                    ---------------------------------------
     SECTION 6.10.  Public Announcements................................ 31
                    --------------------
     SECTION 6.11.  ISRA................................................ 31
                    ----
     SECTION 6.12.  Confidentiality Agreement........................... 32
                    -------------------------
     SECTION 6.13.  Waiver by the Company of Certain Provisions of the
                    --------------------------------------------------
          August Purchase Agreement..................................... 32
          -------------------------

                                                                         PAGE

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER
                           ------------------------
     SECTION 7.01.  Conditions to the Merger............................ 32
                    ------------------------

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     SECTION 8.01.  Termination......................................... 33
                    -----------
     SECTION 8.02.  Effect of Termination............................... 34
                    ---------------------
     SECTION 8.03.  Fees and Expenses................................... 35
                    -----------------
     SECTION 8.04.  Amendment........................................... 36
                    ---------
     SECTION 8.05.  Waiver.............................................. 36
                    ------

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

     SECTION 9.01.  Non-Survival of Representations, Warranties and
                    -----------------------------------------------
           Agreements................................................... 37
           ----------
     SECTION 9.02.  Notices............................................. 37
                    -------
     SECTION 9.03.  Certain Definitions................................. 38
                    -------------------
     SECTION 9.04.  Severability........................................ 39
                    ------------
     SECTION 9.05.  Entire Agreement; Assignment........................ 39
                    ----------------------------
     SECTION 9.06.  Parties in Interest................................. 39
                    -------------------
     SECTION 9.07.  Specific Performance................................ 40
                    --------------------
     SECTION 9.08.  Governing Law....................................... 40
                    -------------
     SECTION 9.09.  Headings............................................ 40
                    --------
     SECTION 9.10.  Counterparts........................................ 40
                    ------------


ANNEX A -- Conditions to the Offer
ANNEX B -- Agreement Respecting the Plans and Other Employee Benefit Matters

             AGREEMENT AND PLAN OF MERGER dated as of January 20, 1995 (this "Agreement") among SIEMENS NIXDORF INFORMATIONSSYSTEME AG, a corporation
 ---------
organized under the laws of the Federal Republic of Germany ("Parent"), SIEMENS
                                                              ------
NIXDORF MID-RANGE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and PYRAMID TECHNOLOGY CORPORATION, a
                       ---------
Delaware corporation (the "Company").
                           -------

             WHEREAS, the Boards of Directors of Purchaser and the Company and the Managing Board of Directors of Parent have each determined that it is in the best interests of their respective stockholders for Parent, through Purchaser, to acquire the Company upon the terms and subject to the conditions set forth herein;

             WHEREAS, in furtherance of such acquisition, it is proposed that Purchaser shall make a cash tender offer (the "Offer") to acquire all the issued
                                               -----
and outstanding shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") (shares of Company Common Stock being hereinafter
  --------------------
collectively referred to as the "Shares"), other than any Shares owned by
                                 ------
Parent, Purchaser or any of its affiliates or Shares issuable upon the exercise of the Parent Warrant (as defined hereafter), for $16.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount") net to the seller in cash, without
                    ----------------
interest thereon, upon the terms and subject to the conditions of this Agreement and the Offer;

             WHEREAS, the Board of Directors of the Company (the "Board") has
                                                          -----
approved the making of the Offer and resolved and agreed to recommend that holders of Shares tender their Shares pursuant to the Offer; and

             WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Purchaser and the Company and the Managing Board of Directors of Parent have each approved the merger (the "Merger") of Purchaser with and into
                                           ------
the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") following the consummation of the Offer and upon the
           ------------
terms and subject to the conditions set forth herein.

             NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                   ARTICLE I

                                   THE OFFER
                                   ---------

             SECTION 1.01.  The Offer.  (a)  Provided that this Agreement shall
                            ---------
not have been terminated in accordance with Section 8.01 and none of the events set forth in paragraphs (a) through (i) of Annex A hereto shall have occurred or be existing, Purchaser shall commence the Offer in accordance with Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as promptly as reasonably practicable
                       ------------
after the date hereof, but in no event later than five business days after the initial public announcement of Purchaser's intention to commence the Offer. The obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject only to (i) the condition (the "Minimum
                                                                       -------
Condition") that there shall have been validly tendered and not withdrawn prior
- ---------
to the expiration of the Offer at least the number of Shares that when added to the Shares owned by Parent or any of its subsidiaries on the date hereof (other than Shares issuable upon exercise of the Parent Warrant (as defined in Section 3.03) shall constitute a majority of the then outstanding Shares on a fully diluted basis (including, without limitation, all Shares issuable upon the exercise of any options, warrants or rights (other than any Shares issuable upon the exercise of the Parent Warrant and other than the Rights (as defined in the Rights Agreement (as defined in Section 3.16))) and (ii) the satisfaction of each of the other conditions set forth in Annex A hereto. Purchaser expressly reserves the right to waive any such condition (other than the Minimum Condition, which may not be waived by Parent or Purchaser without the prior written consent of the Company), and the right to increase the price per Share payable in the Offer, and to make any other changes in the terms and conditions of the Offer; provided, however, that no change may be made which decreases the
              --------  -------
price per Share payable in the Offer, reduces the maximum number of Shares to be purchased in the Offer, imposes conditions to the Offer in addition to those set forth in Annex A hereto, changes the form of consideration payable in the Offer or amends any other terms of the Offer in a manner adverse to the Company's stockholders. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer, Purchaser shall accept for payment and shall pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn. Unless this Agreement is earlier terminated in accordance with
Section 8.01, the Offer shall remain open until 12:00 p.m., New York City time, on the 20th business day following the commencement of the Offer (such date and time being the "Expiration Date," unless Purchaser extends the Offer as
                ---------------
permitted or required by this Agreement, in which case the "Expiration Date"
                                                            ---------------
means the latest time and date to which the Offer is extended). The Offer may not, without the Company's prior written consent, be extended except as necessary to provide time to satisfy the conditions set forth in Annex A; provided, that Purchaser may extend (and re-extend) the Offer for up to a total
- --------
of ten business days, if as of the initial Expiration Date of the Offer, there shall not have been tendered at least 90% of the outstanding Shares so that the Merger could be effected without a meeting of the Company's stockholders in accordance with Section 253 of Delaware Law. Purchaser agrees that if all conditions set forth in Annex A are not satisfied on the initial Expiration Date of the Offer (other than the Minimum Condition, and other than the conditions set forth in clauses (ii) or (iii) of the second paragraph of Annex A or the condition set forth in paragraph (a) of Annex A (which conditions in such clauses (ii) and (iii) and paragraph (a) are subject to a 120-day extension requirement as set forth therein)), Purchaser shall extend (and re-extend) the Offer for up to a maximum of 20 business days to provide time to satisfy such conditions, unless the

Company shall have breached any representation, warranty, covenant or agreement set forth in this Agreement, which breach shall result in any conditions set forth in Annex A not being satisfied (and such breach is not reasonably capable of being cured and such condition satisfied prior to the expiration of such 20-business day period).

             (b)  The Offer shall be made by means of an offer to purchase (the

"Offer to Purchase") containing the terms set forth in this Agreement and the
 ----------------
conditions set forth in Annex A. As soon as reasonably practicable on the date of commencement of the Offer, Purchaser shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1
                          ---
(together with all amendments and supplements thereto, the "Schedule 14D-1")
                                                            --------------
with respect to the Offer. The Schedule 14D-1 shall contain or shall incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer
                                                                  -----
Documents"). The Company and its counsel shall be given an opportunity to review
- ---------
and comment upon the Offer Documents and any amendments or supplements thereto prior to the filing thereof with the SEC, and Parent and Purchaser shall in good faith consider any such comments. Parent and Purchaser agree to provide the Company and its counsel with any comments which Parent, Purchaser or their counsel may receive from the SEC or the Staff of the SEC with respect to the Offer Documents promptly after receipt thereof. Parent, Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the
Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

             SECTION 1.02.  Company Action.  (a)  The Company hereby approves
                            --------------
of and consents to the Offer and represents that (i) the Board, at a meeting duly called and held on January 20, 1995, has (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the holders of Shares, (B) approved and adopted this Agreement and the transactions, including, without limitation, the Merger, contemplated hereby and (C) resolved to recommend that the stockholders of the Company accept the Offer and approve and adopt this Agreement and the transactions, including, without limitation, the Merger, contemplated hereby (provided, however, that subject to the provisions of
Section 6.05(b) below, such recommendation may be withdrawn, modified or amended in connection with a Superior Proposal (as defined in Section 6.05(b) below)), and (ii) Smith Barney Inc. ("Smith Barney") has delivered to the Board a written
                             ------------
opinion that the consideration to be received by the holders of Shares (other than Parent, Purchaser or their affiliates) pursuant to each of the Offer and the Merger is fair to such holders of Shares from a financial point of view.
The Company has been authorized by Smith Barney, subject to prior review by Smith Barney, to include such fairness opinion (or references thereto) in the Offer Documents and in the Schedule 14D-9 (as defined in paragraph (b) of this Section 1.02) and the Proxy Statement (as defined in Section 3.11). The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence.
The Company has been advised by each of its directors and executive officers that, as of the date of this Agreement, they intend either to tender all Shares beneficially owned by them to Purchaser pursuant to the Offer, unless to do so would subject such person to liability under Section 16(b) of the Exchange Act, or to vote such Shares in favor of the approval and adoption by the stockholders of the Company of this Agreement and the transactions contemplated hereby.

             (b) As promptly as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject
                                         --------------
only to the fiduciary duties of the Board under applicable law as advised by independent counsel, the recommendation of the Board described in Section 1.02(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Exchange Act, and any other applicable federal securities laws. Purchaser and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 and any amendments or supplements thereto, prior to the filing thereof with the SEC, and the Company shall in good faith consider any such comments. The Company, Parent and Purchaser agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

             (c) The Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of the most recent date practicable, together with all other available listings and computer files containing names, addresses and security position listings of record holders and non-objecting beneficial owners of Shares. The Company shall furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated in accordance with Section 8.01, shall deliver to the Company all copies of such information then in their possession.

                                  ARTICLE II

                                  THE MERGER
                                  ----------

          SECTION 2.01.  The Merger.  Upon the terms and subject to the
                         ----------
conditions set forth in Article VII, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined) Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Notwithstanding
                                ---------------------
anything to the contrary contained in this Section 2.01, Parent may elect instead, at any time prior to the fifth business day immediately preceding the date on which the Proxy Statement (as defined in Section 3.11) is mailed initially to the Company's stockholders, to merge the Company with or into Purchaser or another direct or indirect wholly owned subsidiary of SIEMENS AKTIENGESELLSCHAFT, a German corporation (the "Ultimate Parent Company"). In
                                               -----------------------
such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide, as the case may be, that Purchaser or such other wholly owned subsidiary of Parent shall be the Surviving Corporation.

             SECTION 2.02.  Effective Time; Closing.  As promptly as
                            -----------------------
practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger, as applicable (in either case, the "Certificate of
                                                             --------------
Merger"), with the Secretary of State of the State of Delaware, in such form as
- ------
is required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time").
                                                           --------------
Prior to such filing, a closing shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

             SECTION 2.03.  Effect of the Merger.  At the Effective Time, the
                            --------------------
effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

             SECTION 2.04.  Certificate of Incorporation; By-laws.  (a)  Unless
                            -------------------------------------
otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

             (b) Unless otherwise determined by Parent prior to the Effective Time, the By-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

             SECTION 2.05.  Directors and Officers.  The directors of Purchaser
                            ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

             SECTION 2.06.  Conversion of Securities.  At the Effective Time,
                            ------------------------
by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

                       (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to
  Section 2.06(b) and any Dissenting Shares (as hereinafter defined)) shall be automatically converted into, and exchanged for, the right to receive an amount equal to the Per Share Amount in cash (the "Merger Consideration")
                                                     --------------------
  payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 2.09, less any required withholding tax, of the certificate that formerly evidenced such Share;

                       (b) Each Share held in the treasury of the Company and each Share owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                       (c) Each share of Common Stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

             SECTION 2.07.  Employee Stock Options.  (a)  Executive Officers'
                            ----------------------        -------------------
Nonstatutory Stock Option Plan, Share Option Scheme for U.K. Executives and
- ---------------------------------------------------------------------------
Amended and Restated Directors' Option Plan.  Each outstanding employee or
- -------------------------------------------
director stock option to purchase Shares (a "non-1982 Plan Option") granted under any of the Company's Executive Officers Nonstatutory Stock Option Plan, Amended and Restated Directors' Option Plan and Share Option Scheme for U.K. Executives (collectively, the "non-1982 Stock Option Plans"), shall be made exercisable on the date that this Agreement is signed, regardless of whether they would otherwise be exercisable under the terms of such non-1982 Stock Option Plans. Any non-1982 Plan Option not exercised by the Effective Time shall be cancelled by the Company and no payment shall be made therefor.

             (b)  Amended 1982 Incentive Stock Option Plan.  Each outstanding
                  ----------------------------------------
employee or director stock option to purchase Shares (a "1982 Plan Option") granted under the Company's Amended 1982 Incentive Stock Option Plan shall be made exercisable on the date that Purchaser accepts for payment of Shares tendered pursuant to the Offer, regardless of whether such stock options would otherwise be exercisable under the terms of the Amended 1982 Incentive Stock Option Plan. Moreover, on such date, each 1982 Plan Option, other than any 1982 Plan Option that was granted to any "officer" (as that term is defined in Rule 16a-1(f) promulgated by the SEC) of the Company (a "Section 16 Insider Option"), shall be cancelled, without further action required on the part of the holder of such option, in exchange for the right to receive, as soon as practicable following Purchaser's acceptance for payment of Shares tendered pursuant to the Offer, a cash payment by the Purchaser to the holder in an amount equal to the excess, if any, of the Per Share Amount over the exercise price per share of the 1982 Plan Option minus applicable withholding. Each outstanding Section 16 Insider Option shall be treated in one of two ways. First, with respect to
Section 16 Insider Options that were granted at any time before the date that is six months prior to the Effective Time (the "Old Insider Options"), such options must be exercised immediately following the acceleration of vesting provided for in the first sentence of this subsection; to the extent that such Old Insider Options are not so exercised, they shall be cancelled by the Company and no payment shall be made therefor. Second, with respect to Section 16 Insider Options that were granted at any time on or after the date that is six months prior to the Effective Time (the "Recent Insider Options"), such options shall remain outstanding in accordance with their terms (amended as provided below) and shall not be affected in any way by the consummation of the Merger, except for their becoming exercisable in full pursuant to the first sentence of this subsection. As soon as practicable following the Effective Time, but at least six months after the grant date of any Recent Insider Option, Parent, in its capacity as sole stockholder of the Surviving Corporation, shall approve amendments to the Amended 1982 Incentive Stock Option Plan to provide (a) that upon exercise of a Recent Insider Option, the holder shall receive an amount in cash per Share equal to the excess, if any, of the Per Share Amount over the exercise price per share of the Recent Insider Option, minus applicable withholding, and (b) that each Recent Insider Option that has not been exercised as of July 31, 1995 shall be cancelled by the Surviving Corporation on such date and no payment shall be made therefor.

             (c)  1987 Employee Stock Purchase Plan.  With respect to the
                  ---------------------------------
Company's 1987 Employee Stock Purchase Plan (the "Purchase Plan"), the offering period currently in progress shall be shortened by setting a new exercise date which shall be the date immediately preceding the Effective Time (the "New Exercise Date"). The Purchase Plan shall terminate immediately following the purchase of Shares on the New Exercise Date.

             SECTION 2.08.  Dissenting Shares.  (a)  Notwithstanding any
                            -----------------
provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of Delaware Law (collectively, the "Dissenting
                                                                ----------
Shares") shall not be converted into or represent the right to receive the
- ------
Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.09 of this Agreement, of the certificate or certificates that formerly evidenced such Shares.

             (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

             SECTION 2.09.  Surrender of Shares; Stock Transfer Books.  (a)
                            -----------------------------------------
Prior to the Effective Time, Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "Paying Agent") for
                                                           ------------
the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.06(a). At the Effective Time, Purchaser or Parent shall provide the Paying Agent with sufficient cash to allow the Merger Consideration to be paid by the Paying Agent for each Share then entitled to receive the Merger Consideration. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation.

             (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to
Section 2.06(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper
                             ------------
delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be cancelled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

          (c) At any time following the third month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

          (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to Parent and Purchaser that, except as described in the Disclosure Schedule furnished by the Company to Parent prior to the date of this Agreement (the "Disclosure Schedule") or as set
                                                 -------------------
forth in, or incorporated by reference into, the SEC Reports (as defined hereafter):

          SECTION 3.01.  Organization and Qualification; Subsidiaries.  (a)
                         --------------------------------------------
Each of the Company and each subsidiary of the Company (a "Subsidiary") is a
                                                           ----------
corporation duly
incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so incorporated, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any Subsidiary, the term "Material Adverse Effect" means any change
                                     -----------------------
or effect that, when taken together with all other adverse changes and effects that are within the scope of the representations and warranties made by the Company in this Agreement and which are not individually or in the aggregate deemed to have a Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, properties, assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth in
Section 3.01 of the Disclosure Schedule previously delivered by the Company to Parent. Except as disclosed in such Section 3.01, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          (b) Each Subsidiary that is material to the business, operations, properties, assets or liabilities of the Company and the Subsidiaries taken as a whole is so identified in Section 3.01 of the Disclosure Schedule and is referred to herein as a "Material Subsidiary".
                         -------------------

          SECTION 3.02.  Certificate of Incorporation and By-laws.  The Company
                         ----------------------------------------
has heretofore furnished to Parent a complete and correct copy of the Certificate of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such Certificates of Incorporation, By-laws and equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

          SECTION 3.03.  Capitalization.   The authorized capital stock of the
                         --------------
Company consists of 30,000,000 Shares. As of January 18, 1995, (i) 15,628,591 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no Shares are held in the treasury of the Company, (iii) no Shares are held by the Subsidiaries, (iv) 3,449,923 Shares are reserved for future issuance pursuant to outstanding employee stock options or stock incentive rights granted pursuant to the Company's Stock Option and Purchase Plans and (v) 405,034 Shares are reserved for future issuance pursuant to future grants of employee stock options or stock incentive rights pursuant to the Company's Stock Option and Purchase Plans and (vi) 1,330,000 Shares are reserved for future issuance pursuant to the warrant (the "Parent Warrant") purchased by
                                                  --------------
Parent pursuant to the Common Stock and Warrant Purchase Agreement dated as of August 21, 1994, between Highnoon and Parent (the "August Purchase Agreement").
                                                   -------------------------
Except as set forth in this Section 3.03, and except pursuant to the Rights Agreement (as defined in Section 3.16) and the August Purchase Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

          SECTION 3.04.  Authority Relative to this Agreement.  The Company has
                         ------------------------------------
all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions, including, without limitation, the Merger, contemplated hereby (the "Transactions"). The
                                                          ------------
execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding Shares if and to the extent required by applicable law, and the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The restrictions on business combinations contained in Section 203 of Delaware Law have been satisfied with respect to the Transactions.

          SECTION 3.05.  No Conflict; Required Filings and Consents.  (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not: (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or any Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, violations, breaches, defaults or other occurrences as to which requisite waivers have been obtained or which would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger
                  -------------
notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the
                                                                 -------
requirements of Section 721 of Title VII of the Defense Production Act of 1950, as amended, and the regulations promulgated thereunder (the "Exon-Florio
                                                             -----------
Provision"), the pre-Merger notification requirements of the Bundeskartellamt,
- ---------
the post-closing notification requirements of the Investment Canada Act of 1985 (the "ICA"), the requirements of the Industrial Sites Recovery Act ("ISRA"),
      ---                                                            ----
applicable pre-merger notification requirements, if any, under the laws of any other country and filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offer or the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.06.  Compliance.  Neither the Company nor any Subsidiary is
                         ----------
in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.07.  SEC Filings; Financial Statements.  (a)  The Company
                         ---------------------------------
has filed all forms, reports and documents required to be filed by it with the SEC since September 30, 1992, and has heretofore made available to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended September 30, 1992, 1993, and 1994, respectively, (ii) all proxy statements (other than preliminary proxy materials) relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1992 and (iii) all other forms, reports and other registration statements filed by the Company with the SEC since September 30, 1992 (other than Quarterly Reports on Form 10-Q filed by the Company with the SEC prior to September 30, 1994 (the forms, reports and other documents referred to in clauses (i), (ii) and (iii) above being referred to herein, collectively, as the "SEC Reports"). The SEC
                                                      -----------
Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the
                              --------------
case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods indicated (except for the notes and as may be
  ----
indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

          (c) Set forth on Section 3.07(c) of the Disclosure Schedule is the earnings release issued by the Company on January 18, 1995, which, in light of the SEC Reports, does not contain as of the date of this Agreement any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, misleading.

          (d) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at September 30, 1994, including the notes thereto (the "1994 Balance Sheet"), neither the Company nor
                                  ------------------
any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations (i) disclosed in the SEC Reports, (ii) identified in Section 3.09(d) of the Disclosure Schedule or (iii) incurred in the ordinary course of business consistent with past practice since September 30, 1994 which would not, individually or in the aggregate, have a Material Adverse Effect.

          (e) The Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

          SECTION 3.08.  Absence of Certain Changes or Events.  Since September
                         ------------------------------------
30, 1994, except as contemplated by this Agreement or disclosed in any SEC Report filed since September 30, 1994 and prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since September 30, 1994, there has not been (i) any change in the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any Subsidiary and having, individually or in the aggregate, a Material Adverse Effect, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (v) any failure by the Company to revalue any asset in accordance with GAAP, (vi) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, (vii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or redemption, purchase or other acquisition of any of its securities or (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice.

          SECTION 3.09.  Absence of Litigation.  Except as disclosed in the SEC
                         ---------------------
Reports filed prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (i) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect or (ii) seeks to delay or prevent the consummation of any Transaction. As of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any

Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

          SECTION 3.10.  Employee Benefit Plans.  (a)  Section 3.10 of the
                         ----------------------
Disclosure Schedule contains a true and complete list of (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option,
                                          -----
stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other similar contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "Plans"). Each Plan is in
                                                       -----
writing or, if not, a written description thereof is set forth in Section 3.10 of the Disclosure Schedule, and the Company has made available to Parent a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500 and (iv) the most
                                          ---
recently received IRS determination letter for each such Plan. Except in the ordinary course of business, neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "Code").
                                                ----

          (b) Other than as specifically disclosed in Section 3.10 of the Disclosure Schedule, none of the Plans maintained by the Company are subject to Title IV of ERISA, and neither the Company nor any other entity that is or was under common control with the Company (within the meaning of (S)(S) 414(b) and (c) of the Code) has ever maintained a plan subject to Title IV of ERISA.
Except as specifically disclosed in Section 3.10 of the Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or other benefits as a result of any Transaction or (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit that could be subject to a tax under
Section 4999 of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

             (c) Each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified. To the best of the Company's knowledge, no fact or event has occurred since the date of any such determination letter from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS that could adversely affect such qualified or exempt status.

             (d) To the best of the Company's knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any Subsidiary is currently liable or has previously incurred any material liability for any tax or penalty arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA.

             (e) Each Plan is now and has been operated in all respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and the Company and each Subsidiary have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan, except for such failures of compliance or performance, defaults and violations which do not individually, or in the aggregate, have a Material Adverse Effect. All contributions, premiums or payments required to be made with respect to any Plan are fully deductible for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The 1994 Balance Sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans.

             (f) The Company and the Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN")
                                                                         ----
and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time. Section 3.10(f) of the Disclosure Schedule lists (i) all the employees terminated or laid off by the Company or any Subsidiary during the 90 days prior to the date hereof and (ii) all the employees of the Company or any Subsidiary who have experienced a reduction in hours of work of more than 50% (other than voluntary reductions in hours per week) during any month during the 90 days prior to the date hereof and describes all notices given by the Company and the Subsidiaries in connection with WARN. The Company will, by written notice to Parent and

Purchaser, update Section 3.10(f) of the Disclosure Schedule to include any such terminations, layoffs and reductions in hours from the date hereof through the Effective Time and will provide Parent and Purchaser with any related information which they may reasonably request.

             (g) In addition to the foregoing, with respect to each Plan that is not subject to United States law (a "Foreign Benefit Plan"):
                                        --------------------
                  (i) All employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices;

                  (ii) The fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on any ongoing basis (actual or contingent) accrued to the Effective Time with respect to all current and former participants under such Foreign Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations, except where any such shortfall would not have a Material Adverse Effect; and

                  (iii) Each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. Each Foreign Benefit Plan is now and always has been operated in full compliance with all applicable non-United States laws, except for such failure of compliance as does not, individually or in the aggregate, have a Material Adverse Effect.

             SECTION 3.11.  Offer Documents; Schedule 14D-9; Proxy Statement.
                            ------------------------------------------------
Neither the Schedule 14D-9 nor any information supplied by the Company for inclusion in the Offer Documents shall, at the respective times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (as hereinafter defined) or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement"),
                                                          ---------------
shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective

Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. The Schedule 14D-9 and the Proxy Statement shall comply in all material respects as to form with the requirements of applicable federal securities laws, including the Exchange Act and the rules and regulations thereunder.

             SECTION 3.12.  Real Property and Leases.  (a)  Neither the
                            ------------------------
Company nor any Subsidiary owns any real property.

             (b) Section 3.12(b)(i) of the Disclosure Schedule lists each parcel of real property leased by the Company or any Subsidiary requiring annual rental payments exceeding $250,000 (the "Leased Real Property"). With respect to
                                         --------------------
any Leased Real Property, there exists no material default by the Company or any Subsidiary or, to the knowledge of the Company, by any other party under any lease relating thereto. Except as disclosed in Section 3.12(b)(ii) of the Disclosure Schedule, neither the Company nor any Subsidiary has leased or subleased any of the Leased Real Property to any other person.

             SECTION 3.13.  Trademarks, Patents and Copyrights.  Except as set
                            ----------------------------------
forth on Schedule 3.13 to the Disclosure Schedule:

             (a) each of the Company and the Subsidiaries owns, possesses, and has the right to use, has the right to bring actions for the infringement of, or, where necessary, has made timely and proper application for, and diligently protected and enforced its rights in all Intellectual Property Rights (as hereinafter defined) owned by the Company or any Subsidiary, or used in, contemplated for use in, or necessary or required for the conduct of its business as currently conducted;

             (b) no royalties, honorariums or fees in excess of $50,000 per annum are payable by the Company or its Subsidiaries to other persons by reason of the ownership or use of the Intellectual Property Rights;

             (c) to the best of the Company's knowledge, no product or service that is designed, manufactured, marketed, performed or sold by the Company or the Subsidiaries violates any license or infringes any Intellectual Property Rights of another, nor is there any anticipated or pending or written threat of a claim or litigation against the Company or its Subsidiaries (nor to the knowledge of the Company does there exist any basis therefor) claiming infringement or violation of or contesting the validity of, or right to use, any Intellectual Property Rights; and

             (d) none of the Company or the Subsidiaries has received notice that any use or contemplated use of any Intellectual Property Rights, or that the operation of or proposed operation of the Company's or the Subsidiaries' businesses, conflicts or will conflict with the rights of others; and

             (e) the Company and Subsidiaries have not granted any exclusive rights in the Intellectual Property Rights to any third party, including to develop, manufacture, use, market or service the Company's current products or Intellectual Property Rights.

As used herein, the term "Intellectual Property Rights" means all industrial and
                          ----------------------------
intellectual property rights, including, without limitation, Proprietary Technology (as hereinafter defined), patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae used by the Company in its businesses. As used herein, "Proprietary
                                                                  -----------
Technology" means all source code, designs, algorithms, layouts, processes,
- ----------
inventions, trade secrets, know-how and other proprietary rights pertaining to any product or service manufactured, marketed, performed or provided, or proposed to be manufactured, marketed, performed or provided (as the case may be), by the Company or the Subsidiaries or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media embodying or relating to the above, including, without limitation, manuals, models, prototypes, memoranda, know-how, notebooks, computer program software databases, patents and patent applications, trademarks and trademark applications, copyrights and copyright applications, records and disclosures.

             SECTION 3.14.  Environmental Matters.  (a)  For purposes of this
                            ---------------------
Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under
 --------------------
the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) any other contaminant; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any federal, state or local law
                       ------------------
(A) relating to releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) relating to the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

             (b) Except as described in Section 3.14 of the Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse
Effect: (i) the Company has not violated and is not in violation of any Environmental Law; (ii) none of the properties currently or formerly owned or leased by the Company (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (iii) the Company is not liable for any off-site contamination; (iv) the Company is not liable under any Environmental Law; (v) the Company has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits");
                                                      ---------------------
and (vi) the Company has always been and is in compliance with its Environmental Permits.

             SECTION 3.15.  Brokers.  No broker, finder or investment banker
                            -------
(other than Smith Barney) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Smith Barney pursuant to which such firm would be entitled to any payment relating to the Transactions.

             SECTION 3.16.  Amendment to Rights Agreement.  The Board has taken
                            -----------------------------
such corporate action as is necessary to amend the Common Shares Rights Agreement dated as of December 12, 1988, as amended (the "Rights Agreement"),
                                                          ----------------
between the Company and Bank of America, N.T. & S.A., as Rights Agent, so that none of the execution of this Agreement, the making of the Offer, the purchase of Shares pursuant to the Offer or the Merger shall cause Purchaser, Parent or any affiliate of Purchaser or Parent to become an "Acquiring Person" or cause a "Shares Acquisition Date", "Distribution Date" or "Triggering Event" to occur (each as defined in the Rights Agreement). Additionally, the Board has taken such corporate action as is necessary to amend the Rights Agreement so that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the purchase of Shares by Purchaser pursuant to the Offer.

             SECTION 3.17.  Offer Conditions.  To the Company's knowledge, since
                            ----------------
September 30, 1994, no event has occurred and no circumstance has arisen which could reasonably be expected to result in a failure to satisfy any of the conditions to the Offer set forth in Annex A hereto.

             SECTION 3.18.  Agreements.  Except as set forth on Schedule 3.18 to
                            ----------
the Disclosure Schedule or on Schedule 2.12 to the Disclosure Schedule delivered by the Company pursuant to the August Purchase Agreement, to the Company's knowledge, the Company and the Subsidiaries are not parties to any material written or oral contract or commitment not made in the ordinary course of business and, whether or not made in the ordinary course of business, the Company and the Subsidiaries are not parties to any written or oral (i) contract or commitment with any labor union, (ii) contract or commitment for the future purchase of fixed assets (other than materials or supplies required to manufacture the Company's products in the ordinary course of business) in excess of $500,000 in the aggregate or for the future purchase of materials, supplies or equipment in excess of normal operating requirements, (iii) agreements, indentures or commitments relating to the borrowing of money in excess of $250,000 individually or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Company or the Subsidiaries (other than relating to equipment held under capitalized leases or secured by purchase money security interests), (iv) guaranty of any obligation (other than any obligation of a Subsidiary) in excess of $250,000 individually,
(v) agreement or other commitment for capital expenditures in excess of $500,000 individually, (vi) contract or agreement under which the Company or the Subsidiaries are obligated to pay any broker's fees, finder's fees or any such similar fees to any third party (other than as are incidental to the operation of its business in the ordinary course of business consistent with industry practices or in connection with the Transactions), (vii) contract or agreement for the payment or receipt of any royalty, (viii) license for the use of any patent, know-how, trademark, trade name, copyright or other intellectual property which is material to the financial condition or operations of the Company or (ix) other contract, agreement, arrangement or understanding that is material to the financial condition or operations of the Company and the Subsidiaries, taken as a whole. The Company has furnished or made available to counsel for Purchaser true and correct copies of all such agreements and such other documents as have been requested by Purchaser or their authorized representatives. Each of the foregoing contracts is valid, binding and in full force and effect in accordance with its terms.

             SECTION 3.19.  Opinion of Financial Advisor.  The Company has
                            ----------------------------
received the written opinion of Smith Barney to the effect that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

             SECTION 3.20.  Insurance.  Each of the Company and the Subsidiaries
                            ---------
maintains such insurance coverage, including amounts, described on Schedule 3.20 to the Disclosure Schedule. Such insurance listed on Schedule 3.20 to the Disclosure Schedule is outstanding and in full force and effect and all premiums with respect to such policies are currently paid. Each of the Company and the Subsidiaries has not during the past three fiscal years been denied or had revoked or rescinded any insurance policy.


                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
            ------------------------------------------------------

             Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

             SECTION 4.01.  Corporate Organization.  Purchaser is a corporation
                            ----------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the Federal Republic of Germany. Each of Parent and Purchaser has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so incorporated, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, adversely affect the ability of Parent and Purchaser to perform their obligations hereunder and to consummate the Transactions.

             SECTION 4.02.  Authority Relative to this Agreement.  Each of
                            ------------------------------------
Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms.

             SECTION 4.03.  No Conflict; Required Filings and Consents.   (a)
                            ------------------------------------------
The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or By-laws (or equivalent governing documents) of either Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, adversely affect the ability of Parent and Purchaser to perform their obligations hereunder and to consummate the Transactions.

             (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, the Exon-Florio Provision, ISRA, the Bundeskartellamt, the ICA, applicable pre-merger notification requirements, if any, under the laws of any other country and filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offer or the Merger, or otherwise prevent Parent or Purchaser from performing their respective obligations under this Agreement.

             SECTION 4.04.  Financing.  Parent has or will have sufficient funds
                            ---------
to permit Purchaser to acquire all the outstanding Shares in the Offer and the Merger.

             SECTION 4.05.  Offer Documents; Proxy Statement.  The Offer
                            --------------------------------
Documents will not, at the time the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the
Schedule 14D-9 and the Proxy Statement (or any amendment or supplement thereto) will not, at the respective times the Schedule 14D-9, the Proxy Statement or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, as the case may be, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the Offer or the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents or the Offer Documents. The Offer Documents shall comply in all material respects as to form with the requirements of applicable federal securities laws, including the Exchange Act and the rules and regulations thereunder.

             SECTION 4.06.  Brokers.  No broker, finder or investment banker
                            -------
(other than Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER
                    --------------------------------------

             SECTION 5.01.  Conduct of Business by the Company Pending the
                            -----------------------------------------------
Merger.  The Company covenants and agrees that, between the date of this
- ------
Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or as set forth in Section 5.01 of the Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of,
     (i) any shares of capital stock of any class of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of a maximum of 3,449,923 Shares issuable pursuant to employee stock options outstanding on the date hereof, and except for the grant of stock options under the Company's Stock Option and Purchase Plans (and the resulting issuance of shares thereunder) consistent with established practice to new employees of the Company hired after December 7, 1994, and identified in
     Section 5.01 of the Disclosure Schedule) or (ii) any assets of the Company or any Subsidiary, except for sales of products in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) other than in the ordinary course of business, consistent with past practice, authorize any single capital expenditure which is in excess of $250,000 or capital expenditures which are, in the aggregate, in excess of $500,000 for the Company and the Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(e);

                  (f) other than pursuant to policies or agreements of the Company or any of its Subsidiaries in effect on or prior to the date of this Agreement and disclosed in Section 3.10 of the Disclosure Schedule, increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Subsidiary who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit/sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

                  (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities incurred in the ordinary course of business and consistent with past practice;

                  (j) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

                  (k) settle or comprise any pending or threatened suit, action or claim which is material or which relates to any of the Transactions; or

                  (l) take or offer or propose to take, or agree to take in writing, or otherwise, any of the actions described in paragraphs (a) through (k) of this Section 5.01 or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made if such action had then been taken, or would result in any of the Offer conditions not being satisfied.



                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

             SECTION 6.01.  Stockholders' Meeting.  (a)  If required by
                            ---------------------
applicable law in order to consummate the Merger, the Company, acting through the Board, shall, if required, in accordance with applicable law and the Company's Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the Transactions (the "Stockholders'
                                                               -------------
Meeting") and (ii) subject to its fiduciary duties under applicable law as
- -------
advised by independent counsel, (A) include in the Proxy Statement the recommendation of the Board that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby and (B) use its reasonable best efforts to obtain such approval and adoption. At the Stockholders' Meeting, Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

             (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90 percent of the then outstanding Shares, the parties hereto agree, at the request of Purchaser, subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 253 of Delaware Law, as promptly as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

             SECTION 6.02.  Proxy Statement.  If required by applicable law, as
                            ---------------
promptly as practicable following consummation of the Offer, the Company shall file the Proxy Statement with the SEC under the Exchange Act, and shall use its best efforts to have the Proxy Statement cleared by the SEC. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting at the earliest practicable time.

             SECTION 6.03.  Company Board Representation; Section 14(f).  (a)
                            -------------------------------------------
Promptly upon the purchase by Purchaser of Shares pursuant to the Offer and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board as shall give Purchaser representation on the Board equal to the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser following such purchase bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all actions necessary to cause Purchaser's designees to be elected as directors of the Company, including increasing the size of the Board or securing the resignations of incumbent directors or both. The Company shall cause persons designated by Purchaser to constitute the same percentage as persons designated by Purchaser shall constitute of the Board of (i) each committee of the Board, (ii) each board of directors of each domestic Subsidiary and (iii) each committee of each such board, in each case only to the extent permitted by applicable law. Notwithstanding the foregoing, until the earlier of (i) the time Purchaser acquires a majority of the then outstanding Shares on a fully diluted basis and
(ii) the Effective Time, the Company shall use its best efforts to ensure that all the members of the Board and each committee of the Board and such boards and committees of the domestic Subsidiaries as of the date hereof who are not employees of the Company shall remain members of the Board and of such boards and committees.

             (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 6.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. Parent or Purchaser shall supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

             (c) Following the election or appointment of designees of Purchaser pursuant to this Section 6.03, prior to the Effective Time, any amendment of this Agreement or the Certificate of Incorporation or By-laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights hereunder shall require the concurrence of a majority of the directors of the Company then in office who neither were designated by Purchaser nor are employees of the Company.

             SECTION 6.04.  Access to Information; Confidentiality.  (a)  From
                            --------------------------------------
the date hereof to the Effective Time, the Company shall, and shall cause the Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Subsidiaries to, afford the officers, employees and agents of Parent and Purchaser complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary, and shall furnish Parent and Purchaser with all financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request.

             (b) All information obtained by Parent or Purchaser pursuant to this Section 6.04 shall be kept confidential in accordance with the provisions of Section 7.7 of the August Purchase Agreement.

             (c) No investigation pursuant to this Section 6.04 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

             SECTION 6.05.  No Solicitation of Transactions.  (a)  Neither the
                            -------------------------------
Company nor any Subsidiary shall, and neither the Company nor any Subsidiary shall permit any officer, director or agent to solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any Subsidiary or any business combination with the Company or any Subsidiary (whether by a tender offer, exchange offer, merger, consolidation or otherwise), participate in any negotiations regarding, or furnish to any other person any information with respect to, any of the foregoing (an "Acquisition Proposal").
                                                       --------------------
The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact.

The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party, except to the extent required by fiduciary obligations under applicable law as advised by independent counsel.

             (b) Notwithstanding the foregoing, to the extent required by fiduciary obligations under applicable law as advised by independent counsel, the Company may, in response to an Acquisition Proposal which was not solicited after the date of this Agreement, participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a confidentiality agreement in reasonably customary form, to any person. In addition, following the receipt of an Acquisition Proposal, which the Board of Directors of the Company, after consultation with and based on the advice of independent legal counsel and its financial advisor, determines in good faith to be more favorable to the Company's stock-holders than the Offer and the Merger (a "Superior Proposal"), the Company may, upon payment of the Fee and Expenses
    -----------------
(as defined hereafter) as required by Section 8.01(d)(ii), terminate this Agreement pursuant to such Section 8.01(d)(ii) and accept such Superior Proposal, and the Board of Directors of the Company may approve or recommend such Superior Proposal (and, in connection therewith, withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger. Nothing contained in this Section 6.05(b) shall prohibit the Company or its Board of Directors from (i) taking, and disclosing to the Company's stockholders, a position with respect to an Acquisition Proposal pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act or (ii) making any disclosure to the Company's stockholders that, in the judgment of the Board of Directors or the Company, is required under applicable law.

             SECTION 6.06.  Employee Benefits Matters.  Annex B hereto sets
                            -------------------------
forth certain agreements among the parties hereto with respect to the Plans and other employee benefits matters.

             SECTION 6.07.  Directors' and Officers' Indemnification and
                            ---------------------------------------------
                             Insurance. (a) The Surviving Corporation and
                             ---------
Parent agree that for a period ending not sooner than the sixth anniversary of the Effective Time, the Surviving Corporation will maintain all rights to indemnification (including with respect to the advancement of expenses incurred in the defense of any action or suit) existing on the date of this Agreement in favor of the present and the former directors, officers, employees and agents of the Company as provided in the Company's Certificate of Incorporation and Bylaws and as set forth in the Indemnification Agreements listed in Section 6.07 of the Disclosure Schedule (true and correct copies of which have been made available to Purchaser), in each case as in effect on the date of this Agreement, and that during such period, the Certificate of Incorporation and Bylaws of the Surviving Corporation shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors, officers, employees and agents of the Company, or the ability of the Surviving Corporation to indemnify them, nor to hinder, delay or make more difficult the exercise of such rights or indemnity or the ability to indemnify.

          (b) Parent and the Surviving Corporation shall use their respective reasonable best efforts to maintain in effect for three years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall
                                       --------  -------
the Surviving Corporation be required to expend pursuant to this Section 6.07(b) more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be $533,000 in the aggregate).

          (c) Should any claim or claims be made against any present or former director, officer, employee or agent of the Company, arising from such person's service as such, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.07 respecting the Certificate of Incorporation and Bylaws and the obligation of indemnity of the Parent and the Surviving Corporation shall continue in effect until the final disposition of all such claims.

          (d) In the event that Parent or the Surviving Corporation or any of their successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, then and in each such case, proper provisions shall be made so that the successors and assigns or Parent or the Surviving Corporation, as the case may be, or, at Parent's option, Parent shall assume the obligations of Parent or the Surviving Corporation set forth in this Section 6.07.

          (e) The provisions of this Section 6.07 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and such party's heirs and representatives.

          SECTION 6.08.  Notification of Certain Matters.  The Company shall
                         -------------------------------
give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the
                                                  --------  -------
delivery of any notice pursuant to this Section 6.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.09.  Further Action; Reasonable Best Efforts.  Upon the
                         ---------------------------------------
terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act and the other regulatory provisions listed in
Section 3.05 with respect to the Transactions and (ii) use all

                                      31
reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using all reasonable best efforts to obtain all licenses, permits (including, without limitation, Environmental Permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Offer and the Merger. Parent shall give notice promptly to the Chairman of the Committee on Foreign Investment in the United States pursuant to the Exon-Florio Provision of the Transactions, and each of the parties hereto shall make such additional filings and submissions as may be reasonably necessary under the Exon-Florio Provision in respect of the Transactions. Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act, the Exon-Florio Provision, the pre-notification requirements of any foreign jurisdiction, or any other federal or state antitrust or fair trade law. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action. No provision of this Section 6.09 shall be interpreted as requiring the Company to continue its recommendation to stockholders when such recommendation can be withdrawn or modified under Section 6.05(b). Parent and Purchaser agree to offer to enter into any remediation agreement with the NJDEPE pursuant to the requirements of ISRA as may be necessary to permit the consummation of the Transactions unless such remediation agreement would have a Material Adverse Effect.

          SECTION 6.10.  Public Announcements.  Parent and the Company shall
                         --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation and agreement as to the terms of such release, except as may be required by law or any listing agreement with a national securities exchange to which Parent or the Company is a party.

          SECTION 6.11.  ISRA.  No later than five days after the execution of
                         ----
this Agreement, the Company shall notify the New Jersey Department of Environmental Protection and Energy (the "NJDEPE") of the Offer and the other
                                          ------
Transactions (including, without limitation, the Merger) pursuant to the requirements of ISRA. Immediately thereafter, the Company shall make application to the NJDEPE for a negative declaration or a remediation agreement as appropriate under ISRA. Parent shall cooperate with and assist the Company in any reasonable manner in connection with obtaining such negative declaration or remediation agreement. The Company shall not enter in any remediation agreement without the prior written consent of Parent.

          SECTION 6.12.  Confidentiality Agreement.  The Company hereby waives
                         -------------------------
the provisions of Section 7.7 of the August Purchase Agreement regarding confidential information as and only to the extent necessary to permit the consummation of each Transaction. Upon the acceptance for payment of Shares pursuant to the Offer, Section 7.7 of the August Purchase Agreement shall be deemed to have terminated without further action by the parties thereto.

          SECTION 6.13.  Waiver by the Company of Certain Provisions of the
                         --------------------------------------------------
August Purchase Agreement.  The Company hereby waives the provisions of Sections
- -------------------------
7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.9, 8.1, 8.2 and 8.3 of the August Purchase
Agreement. This Agreement shall, to the extent that there is any conflict between the terms of this Agreement and the terms of the August Purchase Agreement, supersede the August Purchase Agreement. If this Agreement shall be terminated for any reason, the terms and provisions of the August Purchase Agreement shall remain in full force and effect.


                                  ARTICLE VII

                            CONDITIONS TO THE MERGER
                            ------------------------

          SECTION 7.01.  Conditions to the Merger.  The respective obligations
                         ------------------------
of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a)  Stockholder Approval.  This Agreement and the transactions
                    --------------------
     contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by Delaware Law and the Certificate of Incorporation of the Company;

               (b)  Regulatory Approvals.  Any waiting period (and any extension
                    --------------------
     thereof) applicable to the consummation of the Merger under the HSR Act and the other regulatory provisions listed in Section 3.05 shall have expired or been terminated, and the Company shall have obtained a negative declaration or executed a remediation agreement with the NJDEPE pursuant to the requirements of ISRA;

               (c)  No Order.  No foreign, United States or state governmental
                    --------
     authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions; and

               (d)  Offer. Purchaser or its permitted assignee shall have
                    -----
     purchased all Shares validly tendered and not withdrawn pursuant to the Offer; provided, however, that this condition shall not be applicable to
            --------  -------
     the obligations of Parent or Purchaser if, in breach of this Agreement or the terms of the Offer, Purchaser fails to purchase any Shares validly tendered and not withdrawn pursuant to the Offer.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 8.01.  Termination.  This Agreement may be terminated and the
                         -----------
Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company (provided, however, that if Shares are purchased pursuant to the Offer,
         --------  -------
Parent or Purchaser may not in any event terminate this Agreement):

               (a) By mutual written consent duly authorized by the Boards of Directors of Parent, Purchaser and the Company; or

               (b) By either Parent, Purchaser or the Company if (i) the Effective Time shall not have occurred on or before July 31, 1995;

     provided, however, that the right to terminate this Agreement under this
     --------  -------
     Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

               (c) By Parent if (i) as the result of a failure of any condition set forth in Annex A hereto, (A) Purchaser shall have failed to commence the Offer within 60 days following the date of this Agreement, (B) the Offer shall have terminated or expired in accordance with its terms without Purchaser having accepted any Shares for payment thereunder, and without Purchaser having had an obligation under Section 1.01 of this Agreement to extend the Offer, or (C) Purchaser shall have failed to pay for Shares pursuant to the Offer within 90 days following the commencement of the Offer (or where applicable under the conditions to the Offer set forth in Annex A, within the 120-day period specified therein), unless the occurrence of the event set forth in any of clauses (A), (B) or (C) above shall have been caused by or resulted from the failure of Parent or Purchaser to perform in any material respect any material covenant or agreement of either of them contained in this Agreement or the material breach by Parent or Purchaser of any material representation or warranty of either of them contained in this Agreement (including where such occurrence results from an action by the Company permitted under Section 6.05(b) that results from such failure or material breach by Parent or Purchaser) or (ii) prior to the purchase of Shares pursuant to the Offer, the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser or Parent its approval or recommendation of the Offer, this Agreement, the Merger or any other Transaction or shall have recommended another Acquisition Proposal, or shall have resolved to do any of the foregoing; or

               (d) By the Company, upon approval of the Board, if (i) as the result of the failure of any of the conditions set forth in Annex A hereto,
     (A) Purchaser shall have failed to commence the Offer within 60 days following the date of this Agreement, (B) the Offer shall have terminated or expired in accordance with its terms without Purchaser having accepted any Shares for payment thereunder or (C) Purchaser shall have failed to pay for Shares pursuant to the Offer within 90 days following the commencement of the Offer (or where applicable under the conditions to the Offer set forth in Annex A, within the 120-day period specified therein), unless the occurrence of the event set forth in any of clauses (A), (B) or (C) above shall have been caused by or resulted from the failure of the Company to perform in any material respect any material covenant or agreement of it contained in this Agreement or the material breach by the Company of any material representation or warranty of it contained in this Agreement,
     (ii) prior to the purchase of Shares pursuant to the Offer, the Board shall have determined to accept a Superior Proposal pursuant to Section 6.05(b) and the Company has complied with all the provisions of Section 6.05(b);

     provided that such termination under this Section 8.01(d) shall not be
     --------
     effective until the Company has made payment of the full fee required by
     Section 8.03(a) hereof and has deposited with a mutually acceptable escrow agent $2 million for reimbursement of Expenses (as defined below) in accordance with Section 8.03, or (iii) prior to the purchase of Shares pursuant to the Offer, there has been a willful breach by Parent or Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement which breach is not reasonably capable of being cured by within 40 business days after the date of the commencement of the Offer.

          SECTION 8.02.  Effect of Termination.  In the event of the termination
                         ---------------------
of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except (i) as set forth in Sections 8.03 and 9.01 and (ii) nothing herein shall relieve any party from liability for any breach hereof.

          SECTION 8.03.  Fees and Expenses.  (a)  In the event that
                         -----------------

               (i) any person (including, without limitation, the Company or any affiliate thereof), other than Parent or any affiliate of Parent, shall have become the beneficial owner of more than 50% of the then outstanding Shares and this Agreement shall have been terminated pursuant to Section 8.01; or

              (ii) any person shall have commenced, publicly proposed or communicated to the Company a proposal that is publicly disclosed for a tender or exchange offer for 50% or more (or which, assuming the maximum amount of securities which could be purchased, would result in any person beneficially owning 50% or more) of the then outstanding Shares or otherwise for the direct or indirect acquisition of the Company or all or a substantial portion of its assets for per Share consideration having a value greater than the Per Share Amount and (A) the Offer shall have remained open for at least 20 business days, (B) the Minimum Condition shall not have been satisfied, (C) this Agreement shall have been terminated pursuant to Section 8.01, and (D) within 12 months of such termination a Third Party Acquisition (as defined hereafter) shall occur; or

             (iii) this Agreement is terminated pursuant to Section 8.01(c)(ii) or 8.01(d)(ii);

then, in any such event, the Company shall pay Parent promptly (but in no event later than five business days after the first of such events shall have occurred) a fee of $7 million (the "Fee"), which amount shall be payable in
                                    ---
immediately available funds, plus all Expenses (as hereinafter defined);

provided, however, that neither the Fee nor any Expenses shall be paid pursuant
- --------  -------
to this Section 8.03 if either Parent or Purchaser shall be in material breach of its representations and warranties or obligations hereunder.

          (b) "Expenses" shall mean all out-of-pocket expenses and fees up to $2 million in the aggregate (including, without limitation, fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel for arranging, committing to provide or providing any financing for the Transactions or structuring the Transactions and all fees of counsel, accountants, experts and consultants to Parent, Purchaser and their affiliates, and all printing and advertising expenses) actually incurred or accrued by either of them or on their behalf in connection with the Transactions, including, without limitation, the financing thereof, and actually incurred or accrued by banks, investment banking firms, other financial institutions and other persons and assumed by Parent, Purchaser or their affiliates in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Transactions and any financing commitments or agreements relating thereto.

          (c) Except as set forth in this Section 8.03, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

          (d) In the event that the Company shall fail to pay the Fee or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Parent, Purchaser and their affiliates (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.03, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 3%.

          (e)  "Third Party Acquisition" means the occurrence of any of the
               -----------------------
following events: (i) the acquisition of the Company by merger, tender offer, exchange offer, consolidation or otherwise by any person other than Parent, Purchaser or any affiliate thereof (a "Third Party"); (ii) the acquisition by
                                       -----------
any Third Party of all or substantially all of the total assets of the Company and its Subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 50% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its Subsidiaries of 50% or more of the outstanding Shares.

          SECTION 8.04.  Amendment.  Subject to Section 6.03, this Agreement may
                         ---------
be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time;

provided, however, that, after the approval and adoption of this Agreement and
- --------  -------
the transactions contemplated hereby by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or changes any other terms or conditions of this Agreement if the changes alone or in the aggregate, would adversely affect the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.05.  Waiver.  At any time prior to the Effective Time,
                         ------
unless expressly limited elsewhere in this Agreement, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

          SECTION 9.01.  Non-Survival of Representations, Warranties and
                         -----------------------------------------------
Agreements.  The representations, warranties and agreements in this Agreement
- ----------
shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles II and IX and Sections 6.06 and 6.07 shall survive the Effective Time indefinitely and those set forth in Sections 6.04, 6.13 and 8.03 and Article IX shall survive termination indefinitely.

          SECTION 9.02.  Notices.  All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram, facsimile or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

          if to Parent or Purchaser:

                  Siemens Nixdorf Informationssysteme AG
                  Otto-Hahn-Ring 6
                  81739 Munich
                  Germany
                  Facsimile No:  011 49 89 636 42922
                  Attention:    Gerhard Schulmeyer
                                Adrian van Hammerstein

                  with a copy to each of:

                  Siemens Corporation
                  1301 Avenue of the Americas
                  New York, New York
                  Facsimile No:  (212) 258-4945
                  Attention: E. Robert Lupone

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Facsimile No:  (212) 848-7179/80
                  Attention: Peter D. Lyons, Esq.

          if to the Company:

                  Pyramid Technology Corporation
                  3860 N. First Street
                  San Jose, CA 95134
                  Facsimile No:  (408) 428-8820
                  Attention: Richard H. Lussier

          with a copy to:

                  Wilson, Sonsini, Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, CA  94304-1050
                  Facsimile No:  (415) 493-6811
                  Attention: Larry W. Sonsini, Esq.

          SECTION 9.03. Certain Definitions.  For purposes of this Agreement,
                        -------------------
          the term:

               (a)  "affiliate" of a specified person means a person who
                     ---------
     directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

               (b)  "beneficial owner" with respect to any Shares means a person
                     ----------------
     who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

               (c)  "business day" means any day on which the principal offices
                     ------------
     of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

               (d)  "control" (including the terms "controlled by" and "under
                     -------                        -------------       -----
     common control with") means the possession, directly or indirectly or as
     -------------------
     trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

               (e)  "person" means an individual, corporation, partnership,
                     ------
     limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

               (f)  "subsidiary" or "subsidiaries" of the Company, the Surviving
                     ----------      ------------
     Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

          SECTION 9.04. Severability.  If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

          SECTION 9.05. Entire Agreement; Assignment.  This Agreement
                        ----------------------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 9.06. Parties in Interest.  This Agreement shall be binding
                        -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

          SECTION 9.07.  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 9.08.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the state of Delaware.

          SECTION 9.09.  Headings.  The descriptive headings contained in this
                         --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.10.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


ATTEST:                                   SIEMENS NIXDORF
                                          INFORMATIONSSYSTEME AG


/s/Michael W. Schiefen                    By/s/ Gerhard Schulmeyer
- ---------------------------------           --------------------------------
                                             Name:  Gerhard Schulmeyer
                                             Title:  Chairman


/s/Michael W. Schiefen                    By/s/Adrian v. Hammerstein
- ---------------------------------           --------------------------------
                                             Name:  Adrian v. Hammerstein
                                             Title:  Attorney-in-fact



ATTEST:                                   SIEMENS NIXDORF MID-RANGE
                                          ACQUISITION CORP.


/s/  Michael W. Schiefen                  By/s/Gerhard Schulmeyer
- ---------------------------------           --------------------------------
                                             Name:  Gerhard Schulmeyer
                                             Title:  President


/s/  Michael W. Schiefen                  By/s/Adrian v. Hammerstein
- ---------------------------------           --------------------------------
                                             Name:  Adrian v. Hammerstein
                                             Title:  Secretary


ATTEST:
                                          PYRAMID TECHNOLOGY CORPORATION


/s/  Michael W. Schiefen                  By/s/ Richard H. Lussier
- ---------------------------------           --------------------------------
                                             Name:  Richard H. Lussier
                                             Title:  Chairman

                                                                         ANNEX A
                                                                         -------


                            Conditions to the Offer
                            -----------------------


          The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement.

          Notwithstanding any other provision of the Offer, subject to the terms of the Merger Agreement (including the Purchaser's obligation to extend the Offer as provided in the Merger Agreement), Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act and the other regulatory provisions listed in Section 3.05 of the Merger Agreement shall not have expired or been terminated prior to the expiration of the Offer, (iii) the Company shall not have obtained a negative declaration or executed a remediation agreement with the NJDEPE pursuant to the requirements of ISRA or (iv) (A) the applicable waiting period under the Exon-Florio Provision shall not have expired, (B) the Committee on Foreign Investment in the United States ("CFIUS") shall have initiated an investigation of the Transactions or (C) if CFIUS initiates an investigation, the applicable waiting period under the Exon-Florio Provision relating to such investigation shall not have expired, or such investigation shall have been completed and the President shall have announced a decision to take action pursuant to the Exon-Florio Provision before the expiration of the period ending on the 15th day (or if such day is not a business day, the next business day) following the completion of such investigation, which has a substantial likelihood of resulting, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) below or such 15 day waiting period shall not have expired;

provided, however, that prior to the expiration of 120 days following the date
- --------  -------
of the Merger Agreement, Purchaser shall not terminate the Offer by reason of the non-satisfaction of either of the conditions set forth in clauses (ii),
(iii) or (iv) above and shall extend the Offer and shall use its reasonable best efforts to cause the satisfaction of such conditions (it being understood that this proviso shall not prohibit Purchaser from terminating the Offer or failing to extend the Offer by reason of the non-satisfaction of any other condition of the Offer). Furthermore, notwithstanding any other term of the Offer, subject to the terms of the Merger Agreement, Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if, at any time on or after the date of the Merger Agreement, and prior to the acceptance for payment of Shares, any of the following conditions exist:

               (a) there shall be pending any action or proceeding instituted by any governmental authority before any court or governmental, administrative or regulatory authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by Parent, Purchaser or any other affiliate of Parent, or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, or to compel the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, as a result of the Transactions; (iii) seeking to impose or confirm limitations on the ability of Parent, Purchaser or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated hereby; (iv) seeking to require divestiture by Parent, Purchaser or any other affiliate of Parent of any Shares; or (v) which otherwise has a Material Adverse Effect or which is reasonably likely to materially adversely affect the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of Parent; provided, however, that prior to the expiration of 120 days
             --------  -------
     following the date hereof, Purchaser shall not terminate the Offer by reason of the non-satisfaction of the conditions set forth in this paragraph (a) and shall extend the Offer and use its reasonable best efforts to cause the satisfaction of such condition unless there shall be in effect any permanent injunction or other order, decree, judgment or ruling that has become final and nonappealable by any court or governmental, administrative or regulatory authority or agency, domestic or foreign, which in any case shall have an effect specified in any of clauses
     (i) through (v) above (it being understood that this proviso shall not prohibit Purchaser from terminating the Offer or failing to extend the Offer by reason of the non-satisfaction of any other condition of the Offer);

               (b) there shall have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, which has a substantial likelihood of resulting, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

               (c) except as set forth in the Disclosure Schedule, there shall have occurred any change, condition, event or development that has a Material Adverse Effect;

               (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities of the Company on the NASDAQ National Market System, (ii) any extraordinary or material adverse change in the market price of the Shares or in the United States securities markets or financial markets generally, including, without limitation, a decline, measured from the date hereof, in the Standard & Poor's 500 Index by an amount in excess of 25%, (iii) any material adverse change in United States currency exchange rates or a suspension of, or limitation on, currency exchange markets, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Germany, (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in the reasonable judgment of Purchaser, might affect, the extension of credit by banks or other lending institutions, (vi) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the armed forces of the United States or Germany which could reasonably be expected to have a Material Adverse Effect or materially adversely affect (or materially delay) the consummation of the Offer or (vii) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

               (e) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Shares has been acquired by any person, other than Parent or any of its affiliates or (ii)
     (A) the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement or approved or recommended any Acquisition Proposal other than the Offer and the Merger or (B) the Board or any committee thereof shall have resolved to do any of the foregoing (except for such action under (A) or (B) that results from the failure of Parent or Purchaser to perform in any material respect any material covenant or agreement of either of them contained in the Merger Agreement or the material breach by Parent or Purchaser of any material representation or warranty of either of them contained in the Merger Agreement);

               (f) any representation or warranty of the Company in the Merger Agreement which is qualified as to materiality shall not be true and correct or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, in each case as if such representation or warranty was made as of such time on or after the date of the Merger Agreement;

               (g) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

               (h) the Merger Agreement shall have been terminated in accordance with its terms; or

               (i) Purchaser and the Company shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder;

which, in the reasonable judgment of Purchaser in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion, except that the Minimum Condition may not be waived by Parent or Purchaser without the prior written consent of the Company. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                         ANNEX B
                                                                         -------


                 AGREEMENTS RESPECTING EMPLOYEE BENEFIT MATTERS


     (a)   Benefits Following the Effective Time.  Parent shall cause the
           -------------------------------------
Surviving Corporation for a period of at least two years following the acceptance of Shares by Purchaser pursuant to the Offer to continue to provide the employees of the Surviving Corporation with the employee pension, welfare and fringe benefits currently in effect (subject to paragraph (c) below) or substitute benefits that are substantially comparable to, and in the aggregate no less favorable than, such employee pension, welfare and fringe benefits.

     (b)   Phantom Equity or Long-Term Incentive Program. As soon as practicable
           ---------------------------------------------
following the Effective Time, Parent shall cause the Surviving Corporation to implement a phantom equity or long-term incentive program instead of the Stock Option Plans as currently in effect to reward revenue growth and profitability over a three year period, which program shall be designed by Parent following good faith consultation with the Surviving Corporation's senior management and under which program potential payments shall be at a level consistent with the objective of preserving the entrepreneurial character of the Surviving Corporation. Such program shall also contain provisions providing for the conversion of awards into common equity of the Surviving Corporation in the event of an initial public offering of the common equity of the Surviving Corporation.

     (c)   Amendment to 401(k) Plan.  As soon as practicable following the
           ------------------------
Effective Time, Parent shall cause the Surviving Corporation to amend the Surviving Corporation 401(k) plan to effect an appropriate increase to the rate of employer matching contributions and/or discretionary contributions so as to compensate the employees of the Surviving Corporation for the termination of the 1987 Stock Purchase Plan.

     (d)   Management Incentive Plan.  Parent shall cause the Surviving
           -------------------------
Corporation to retain the Management Incentive Plan (the "MIP") until September 30, 1995, as modified as provided below, with the same employees remaining eligible for bonuses thereunder. The amounts payable to each of the Surviving Corporation's executive officers participating in the MIP shall be increased by 30%. Each other participant in the MIP shall be given the right to elect, no later than 30 days following the Effective Time, either (i) the 30% increase described in the immediately proceeding sentence or (ii) a guaranteed minimum bonus equal to 50% of such participant's bonus at 100% target performance. Appropriate adjustments shall be made to the plan target levels to eliminate the effect of legal, investment banking and other extraordinary fees and expenses incurred by the Surviving Corporation as a consequence of the transactions effected pursuant to this Agreement and the preparation and negotiations leading thereto.

     (e)   Incentive Plan for Selected Non-MIP Employees. Parent shall cause the
           ---------------------------------------------
Surviving Corporation to establish a bonus system for selected non-MIP, non-sales employees which will reward milestones, for example, in the development of products.

     (f)   Retention Bonuses.  As soon as practicable following the Effective
           -----------------
Time, Parent shall cause the Surviving Corporation to enter into retention bonus agreements with up to 30 employees of the Surviving Corporation to be identified by mutual agreement of Parent and senior management of the Company. Such retention bonus agreements shall be in a form to be established by Parent following good faith consultation with senior management of the Surviving Corporation and shall provide each covered employee with the opportunity to receive a retention bonus (in addition to any bonus payable under the MIP or other annual bonus plan) of up to 100% of such employee's base salary on the second anniversary of the Effective Time, subject to such employee being employed by the Surviving Corporation on such anniversary date.